UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2010, CIBER, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (“Annual Meeting”).  The Stockholders of the Company voted as follows on the matters set forth below at the Annual Meeting:

1.              Election of Directors.  Directors are elected by a plurality of shares present in person or by Proxy at the Annual Meeting and entitled to vote on the election of directors.  A director wins by “plurality” when he or she receives more votes than the number of votes cast for any other nominee.  Three Class I Directors were elected to serve as members of the Board of Directors until the 2013 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  Voting results with respect to each nominee are set forth below.  There were 8,800,759 broker non-votes as to this proposal.

	For	Withheld
Bobby G. Stevenson	47,009,591	8,431,594
Peter H. Cheesbrough	46,394,942	9,046,243
James C. Spira	27,712,875	27,728,310

2.              Ratification of the appointment of Ernst & Young LLP.  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, was ratified based upon the following votes.  There were no broker non-votes as to this proposal.

For	Against	Abstain
64,014,211	150,947	76,786

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: June 3, 2010	By:	/s/ Peter H. Cheesbrough
Peter H. Cheesbrough
Interim President and Chief Executive Officer, and
Executive Vice President, Chief Financial Officer and Treasurer